Exhibit 1.1

9,523,810 Shares

The Macerich Company

Common Stock

($.01 Par Value Per Share)

UNDERWRITING AGREEMENT

January 13, 2006

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

The Macerich Company, a Maryland corporation (the “Company”), proposes to sell to Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (together, the “Underwriters”) an aggregate of 9,523,810 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”).  The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,428,571 additional shares of the Common Stock (the “Option Shares”), as set forth below.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)  An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-130993) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the Base Prospectus and form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:35 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Company’s subsidiaries that would be required to be listed as Exhibit 21 to Item 601 of Regulation S-K in connection with a Form 10-K filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and of which the Company or another subsidiary owns 50% or more of the capital stock (collectively, the “Subsidiaries”), as listed in Exhibit A hereto, has been duly organized and is validly existing as a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The Company and each of the Subsidiaries (other than the Wilmorite Subsidiaries (as defined below)) are duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  To the knowledge of the Company, each of the Wilmorite Subsidiaries, as listed in Exhibit A hereto (the “Wilmorite

Subsidiaries”), is duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification except where the failure so to register or qualify does not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The outstanding shares of capital stock of each of the Subsidiaries (other than the Wilmorite Subsidiaries) other than Subsidiaries organized as a limited liability company or a partnership that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  To the knowledge of the Company, the outstanding shares of capital stock of each of the Wilmorite Subsidiaries (other than Subsidiaries organized as a limited liability company or a partnership) that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The outstanding interests of each of the Subsidiaries (other than the Wilmorite Subsidiaries) that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  To the knowledge of the Company, the outstanding interests of each of the Wilmorite Subsidiaries that are organized as a limited liability company and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(d)  All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (collectively, the “Joint Ventures”) are listed on Exhibit B hereto.  The Company’s (or Subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Exhibit B.  To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate states, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, none of the Joint Ventures has received written notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(e)  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those (i) which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or (ii) which would not adversely affect the transactions contemplated by this Agreement or the market price of the Common Stock.

(f)  The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct.  All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Except, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(g)  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(h)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(i)  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(j)  At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well known seasoned issuer” as defined in Rule 405 under the Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(k)           (i)  At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l)            The consolidated financial statements of (i) the Company and the Subsidiaries, (ii) Pacific Premier Retail Trust and its consolidated subsidiaries, (iii) SDG Macerich Properties, L.P. and its consolidated subsidiaries and (iv) Wilmorite Holdings, L.P. and its consolidated subsidiaries (clauses (i) through (iv), collectively, the “Company Entities”) together with related notes and schedules as set forth or incorporated by reference in the Registration

Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the respective Company Entities, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein.  The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the respective Company Entities.  The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s existing rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(m)          Each of Deloitte & Touche LLP, PricewaterhouseCoopers LLP and KPMG LLP, who have certified certain of the financial statements set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

(i)            There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, which has not been so described as required.

(n)         (i) The Company, its Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the real property (including the properties listed as wholly owned by the Company or its affiliates on Exhibit C hereto) (collectively, the “Properties”) and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming in all material respects, to the extent such leases are described therein, to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) neither the Company nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults as would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; (iv) except as described in the Registration

Statement, the General Disclosure Package and the Prospectus, no person has an option to purchase all or part of any Property or any interest therein other than (A) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures, or (B) options which, if exercised, would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverage that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(o)           The Company, its Subsidiaries or the Joint Ventures have current title insurance policies in reasonable amounts in effect on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(p)           The Company and the Subsidiaries have filed all Federal, state and foreign tax returns which have been required to be filed by them and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file or default in payment would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other), of the Company and the Subsidiaries, taken as a whole.

(q)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries, other than as a result of borrowings made by the Company under its credit facilities; and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)            Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in each case, which violation or default would have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and sale of the Shares, and the fulfillment of the terms of this Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate or articles of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(s)           The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), and (ii) enforcement of the indemnification and contribution provisions of Section 7 may be limited by federal or state securities laws.

(t)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement has been obtained or made and is in full force and effect, except for (i) such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) and (ii) such actions as shall be necessary to qualify the Shares under state securities or Blue Sky laws.

(u)           The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the omission to hold such licenses, certificates and permits would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; the Company and the Subsidiaries each own or possess in the United States the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; none of the Company or the Subsidiaries have received written notice of conflict with, any Intellectual Property of any other person or entity.

(v)           Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended, the “1940 Act”), and the rules and regulations of the Commission thereunder.

(w)          The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

(x)            The Company and each of its Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-14(c) under the Exchange Act).  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness (as described in Auditing Standard No. 2 promulgated by the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting (whether or not remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), as it relates to loans, in all material respects and has made all certifications required to be made pursuant to Section 302 and Section 906 of the SOX Act.

(y)           Except as otherwise contained in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, “Hazardous Materials”), on, in, under or affecting any real property leased or owned or by any means controlled by the Company, including the Properties (the “Real Property”), or to the knowledge of the Company, any real property formerly leased or owned or by any means controlled by the Company, in violation of any Environmental Laws (as defined below) or which may require remedial or other response actions under Environmental Laws, except where such matters would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company’s operations are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), except where such non-compliance would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notice from any governmental entity or any third party and, to the knowledge of the Company, there is no pending or threatened claim, litigation or any administrative agency proceeding that:  alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.

(z)            There are no contracts or other instruments which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been so described as required.

(aa)         The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $68.25 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 9 hereto.

(b)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  The parties acknowledge and agree that the Shares shall be delivered and maintained in book-entry only form.  The Shares shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)  The Company shall not be obligated to deliver any of the Firm Shares unless and until payment has been received in respect of all of the Firm Shares.

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part, from time to time, by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriters to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered.  The time and date at which such Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing

Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company, New York, New York drawn to the order of the Company.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the Underwriters are to make a public offering of the Firm Shares as soon as the Underwriters deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Underwriters may from time to time thereafter change the public offering price and other selling terms.  To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them on the foregoing terms.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriters that:

(a)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)  The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)  The Company will advise the Underwriters promptly (A) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)   If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Underwriters of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(e)  The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(f)  The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any other action that would subject it to service of process in suits in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

(g)  The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriters may reasonably request.  The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request.  The Company will deliver to the Underwriters at or before the Closing Date, as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

(h)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(i)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(j)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(k)  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(l)  The Company will not, directly or indirectly, without the prior written consent of the Underwriters, for a period of 90 days after the date of this Agreement:  (i) offer, pledge, sell, contract to sell, sell any option, or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock (including, without limitations, any security that may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the Commission and securities that may be issued upon exercise of a stock option or warrant); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock; (iii) file with the Commission a registration statement under the Act relating to any additional Common Stock or securities convertible into, or exchangeable for, any Common Stock; or (iv) publicly disclose the intention to effect any transaction described in any preceding clauses (i) through (iii); in the case of each of the preceding clauses (i) through (iv), whether any such transaction is to be settled by delivery of Common Stock or such other securities, cash, or otherwise.

The immediately preceding paragraph does not apply to (i)  the issuance and sale of the Shares in the Offering; (ii) the issuance of shares of Common Stock upon the exchange, conversion or redemption of convertible debentures, preferred stock or rights of the Company outstanding on the date of this Agreement; (iii) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of The Macerich Partnership, L.P. and MACWH, L.P. outstanding on the date of this Agreement; (iv) the grant by the Company of employee or director stock options to purchase Common Stock, or grants of restricted or performance awards, and stock appreciation rights pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement; (v) the issuance of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement; (vi) the issuance of shares of Common Stock or other securities in connection with a merger, acquisition or similar transaction involving the Company or the registration of such securities; or (vii) the filing of any registration statement in respect of any Common Stock issuable upon redemption of outstanding partnership interests of Macerich Partnership, L.P. or MACWH, L.P. whose holders’ registration rights are triggered by the filing of the Registration Statement or any registration statement with respect to Common Stock or other securities pursuant to the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by the immediately preceding two paragraphs shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m)  The Company will use its best efforts to have the Shares authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

(n)  The Company has caused each individual listed on Exhibit D to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, with respect to such person’s agreement not to undertake certain actions with respect to the sale of Common Stock, subject to certain exceptions, except with the prior written consent of Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (“Lockup Agreements”).

(o)  The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(p)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(q)  The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Company’s Board of Directors determines by resolution that it is in the best interests of the Company’s shareholders not to so qualify.

(r)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectuses, any Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the New York Stock Exchange supplemental listing application and any supplements or amendments to any of the foregoing; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; (vi) any listing fee of the New York Stock Exchange; (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); (viii) the cost of preparing (including printing), issuing and delivering to the Underwriters the Shares; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares; and (x) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the cost of printing or producing any Blue Sky or legal investment memoranda in connection with the offer and sale of the Shares.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the opinion of O’Melveny & Myers LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in substantially the form attached hereto as Exhibit E-1, and (ii) the opinion of Richard A. Bayer, Chief Legal Officer for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in substantially the form attached hereto as Exhibit E-2.

(c)  The Underwriters shall have received from (i) Venable LLP, Maryland counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit F, and (ii) The Cavanagh Law Firm, P.A., Arizona counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit G.

(d)  The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.  In rendering such opinion Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely on such certificates and other documents and information as they may reasonably require to pass upon the matters set forth in such opinion. In addition, the Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, a negative assurance letter containing a statement to the effect that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the documents included in the General Disclosure Package, all considered together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in the case of each of clauses (i), (ii) and (iii) above such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).  With respect to such statement, Skadden, Arps, Slate, Meagher & Flom LLP may state that their belief is based upon the procedures set forth in such letter, but is without independent check and verification.

(e)  The Underwriters shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, from each of Deloitte & Touche LLP, PricewaterhouseCoopers LLP and KPMG LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing such statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in a registration statement filed under the Act.

(f)  The Underwriters shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)            The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii)           The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

(iii)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(iv)          The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission; and

(v)           All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules.

(g)  The Underwriters shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company in the form of Exhibit H hereto.

(h)  The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

(i)  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(j)  The Lockup Agreements described in Section 4(n) are in full force and effect.

(k)  The Company shall have made the capital contribution of the proceeds of this offering in accordance with Section 3.3 of the Amended and Restated Limited Partnership Agreement of The Macerich Partnership, L.P., the Macerich Partnership, L.P.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters under this Agreement may be terminated by the Underwriters by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a) The Company agrees:

(1)           to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and counsel to the indemnifying party has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)  To the extent the indemnification provided for in this Section 8 is otherwise applicable by its terms but is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8; provided that if the Underwriters with actual knowledge of (A) a default in any of the covenants, agreements or obligations to be performed by the Company under this Agreement or any closing document, and/or (B) any breach of any representation or warranty of the Company made in this Agreement or any closing document, nonetheless elect to proceed to closing, then upon the consummation of the closing, the Underwriters shall be deemed to have waived any such default and breach and shall have no claim against the Company with respect thereto, or any termination right hereunder by reason thereof.

9.             DEFAULT BY UNDERWRITERS.

(a)           If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriter(s) shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

(b)           If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Company for the purchase of the Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Sections 5 and 8 hereof.  If arrangements satisfactory to the Company for the purchase of the Firm Shares are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriters from liability in respect of any default of such Underwriters under this Agreement.

                10.           NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Syndicate, Facsimile: (212) 797-9344, with a copy to Attention: General Counsel, Facsimile: (212) 797-4564, and c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Equity Syndicate Desk, Facsimile:  (212) 622-8358, with a copy to J.P. Morgan Securities Inc., 277 Park Avenue, 8th Floor, New York, New York 10172, Attention:  Leslie K. Gardner, Esq., Facsimile:  (212) 622-6002; and if to the Company, to The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attention:  Chief Executive Officer, Facsimile:  (310) 395-2791, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention:  Richard A. Boehmer, Esq., Facsimile:  (213) 430-6407.

11.           TERMINATION.

This Agreement may be terminated by the Underwriters by notice to the Company

 (a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the declaration of a banking moratorium by United States or New York State authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); or (vi) the suspension of trading of the Company’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority.

(b)           as provided in Sections 6 and 9 of this Agreement.

12.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the sixth and seventh paragraphs under the caption “Underwriting” in the Prospectus.

14.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the Offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

[signature page follows]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Thomas E. O’Hern
	Name:	Thomas E. O’Hern
	Title:	Executive Vice President and
Chief Financial Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeff Mortara
Authorized Officer

By:	/s/ Steve Abbot
Authorized Officer

J.P. MORGAN SECURITIES INC.

By:	/s/ Juan Vogeler
Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased

Deutsche Bank Securities Inc.	4,761,905
J.P. Morgan Securities Inc.	4,761,905

Total	9,523,810

SCHEDULE II

THE MACERICH COMPANY (NYSE: MAC)

Overnight Block - 100% Primary

Shares of Common Stock:  9,523,810 shares (plus 1,428,571 share over-allotment option)

Primary Offering by: Company

Price to Public: $69.50 per share

Joint Bookrunners:  Deutsche Bank Securities, J.P. Morgan Securities Inc.

Approximate Net Proceeds to Company (before expenses): $650,000,032.

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